Exhibit 99.906 CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck Vectors ETF Trust (comprising of Energy Income ETF), do hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of VanEck Vectors ETF Trust for the period ending November 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck Vectors ETF Trust.

/s/ Jan F. van Eck
Dated: February 7, 2020	Jan F. van Eck Chief Executive Officer VanEck Vectors ETF Trust
/s/ John J. Crimmins
Dated: February 7, 2020	John J. Crimmins Treasurer & Chief Financial Officer VanEck Vectors ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.